___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 28, 2017

CHERUBIM INTERESTS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-150061	98-0585268
(State of Other Jurisdiction	(Commission File	(IRS Employer
Of Incorporation)	Number)	Identification No.)

1304 Norwood Dr. Bedford Texas	76022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (844) 842-8872

_________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

___________________________________________

Item 1.01

Entry into a Material Definitive Agreement.

On March 28, 2017, Cherubim Interests, Inc., a Nevada Corporation (the “Company”) entered into a Settlement Agreement and Stipulation (the “Settlement Agreement”) with Northbridge Financial, Inc., a Delaware corporation (“Northbridge”), pursuant to which the Company agreed to issue common stock to Northbridge in exchange for the settlement of certain outstanding debts of the Company in the principal and interest amount of $132,807.98 (the “Settlement Amount”) of past-due obligations and accounts payable of the Company. Northbridge purchased the obligations and accounts payable from certain vendors of the Company as described below.

On March 28, 2017, the Circuit Court of the Twelfth Judicial District in and for Sarasota County, Florida (the “District Court”), entered an order (the “Northbridge Order”) approving, among other things, the fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with a stipulation of settlement, pursuant to the Settlement Agreement between the Company and Northbridge, in the matter entitled Northbridge Financial, Inc., a Delaware corporation vs. Cherubim Interests, Inc., a Nevada corporation (the “Northbridge Action”). Northbridge commenced the Northbridge Action against the Company to recover certain past-due obligations and accounts payable of the Company in the principal and interest amount of $132,807.98 (the “Northbridge Claim”), which Northbridge had purchased from certain vendors of the Company pursuant to the terms of separate receivable purchase agreements between Northbridge and such vendors. The Northbridge Order provides for the full and final settlement of the Northbridge Claim and the Northbridge Action. The Settlement Agreement became effective and binding upon the Company and Northbridge upon execution of the Northbridge Order by the District Court on March __, 2017.

Pursuant to the terms of the Settlement Agreement approved by the Northbridge Order, on March 28, 2017, the Company agreed to issue to Northbridge shares (the “Northbridge Settlement Shares”) of the Company’s common stock, $0.00001 par value (the “Common Stock”). The Settlement Agreement provides that the Northbridge Settlement Shares will be issued in one or more tranches, as necessary, sufficient to satisfy the Northbridge Settlement Amount through the issuance of freely trading securities issued pursuant to Section 3(a)(10) of the Securities Act. Pursuant to the Settlement Agreement, Northbridge may deliver a request to the Company which states the dollar amount (designated in U.S. Dollars) of Common Stock to be issued to Northbridge (the “Northbridge Share Request”). The parties agree that the total amount of Common Stock to be delivered by the Company to satisfy the Northbridge Share Request shall be issued at fifty percent (50%) of the closing price of the common stock for the twenty (20) day trading period preceding the share request. Additional tranche requests shall be made as requested by Northbridge until the Northbridge Settlement Amount is paid in full.

The Settlement Agreement provides that in no event shall the number of shares of Common Stock issued to Northbridge or its designee in connection with the Settlement Agreement, when aggregated with all other shares of Common Stock then beneficially owned by Northbridge and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder), result in the beneficial ownership by Northbridge and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and the rules and regulations thereunder) at any time of more than 4.99% of the Common Stock.

The Company has initially reserved 1,220,000,000 shares of Common Stock to provide for issuances upon full satisfaction of the Settlement Amount.

The description of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosures set forth under Item 1.01 of this Current Report, with disclosures incorporated herein by reference.

The issuances of Common Stock pursuant to the terms of the Settlement Agreement, approved by the Northbridge Order, are exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof, as an issuance of securities in exchange for bona fide outstanding claims, where the terms and conditions of such issuances are approved by a court after a hearing upon the fairness of such terms and conditions at which all persons to whom it is proposed to issue securities in such exchange shall have the right to appear.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits.

10.1

Settlement Agreement with Northbridge Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHERUBIM INTERESTS, INC.

Date: April 6, 2017	By: /s/ Patrick Johnson
Patrick Johnson
Chief Executive Officer